Exhibit 1

Resolution No 250/2013

Buenos Aires, 5/7/2013

UPON REVIEWING File No S01:0110789/2004 of the Records of the MINISTRY OF FEDERAL PLANNING, PUBLIC INVESTMENT AND SERVICES, Decrees issued by the ARGENTINE EXECUTIVE POWER No 1957 and No 1959, both dated December 28th, 2006, resolutions No 415 dated April 28th, 2004, No 552 dated May 28th, 2004, No 745 dated May 9th, dated 2005, No 942 dated July 12th, 2006, No 1037 dated September 27th, 2007, No 1838 dated November 27th, 2007, No 433 dated April 27th, 2007 and No 434 dated April 27th, 2007, all of them as entered on the Register of the ENERGY SECRETARIAT of the MINISTRY OF FEDERAL PLANNING, PUBLIC INVESTMENT AND SERVICES, and

WHEREAS

Decree No 1957 dated December 28th, 2006, issued by the ARGENTINE EXECUTIVE POWER ratified the ADJUSTMENT AND RENEGOTIATION AGREEMENT OF THE CONCESSION entered into between the UNIT FOR THE RENEGOTIATION AND ANALYSIS OF UTILITY CONTRACTS (UNIREN) and EMPRESA DISTRIBUIDORA Y COMERCIALIZADORA NORTE SOCIEDAD ANÓNIMA (EDENOR S.A.), on February 13th, 2006.

In addition, Decree No 1959 dated December 28th, 2006, issued by the ARGENTINE EXECUTIVE POWER ratified the ADJUSTMENT AND RENEGOTIATION AGREEMENT OF THE CONCESSION entered into by the UNIT FOR THE RENEGOTIATION AND ANALYSIS OF UTILITY CONTRACTS (UNIREN) and EMPRESA DISTRIBUIDORA SUR SOCIEDAD ANÓNIMA (EDESUR S.A.),on February 15th, 2006.

The Renegotiation processes of the Concession Agreement carried out by the UNIT FOR THE RENEGOTIATION AND ANALYSIS OF UTILITY CONTRACTS (UNIREN) and EMPRESA DISTRIBUIDORA Y COMERCIALIZADORA NORTE SOCIEDAD ANÓNIMA (EDENOR S.A.) and EMPRESA DISTRIBUIDORA (EDESUR S.A.) were submitted to the consideration of the ARGENTINE CONGRESS in accordance with the provisions of Section 4th of Law No 25,790, and in the absence of any rejection thereof they were duly ratified by the ARGENTINE EXECUTIVE POWER.

Sections 4.2 of the Adjustment and Renegotiation Agreements of the Concession entered into between the UNIREN and the Concessionaires of the public service of the distribution of energy, EDENOR S.A. and EDESUR S.A. provide that the NATIONAL REGULATORY AUTHORITY FOR THE DISTRIBUTION OF ELECTRICITY (ENRE) shall apply every SIX (6) month the COST MONITORING MECHANISM (CMM) on the basis of a cost of sale and investment structure and prices official indexes representing any such costs.

The COST MONITORING MECHANISM (CMM) which allows the redetermination of the revenues of the CONCESSIONAIRES because of price changes in Argentine economy contemplates the cost of service structure as shown by the FINANCIAL AND ECONOMIC PROJECTION of the respective Adjustment Agreements.

Any such adjustments to CONCESSIONAIRES’ revenues do not give rise to any amendments to Current Rate Schemes, provided, however, that they shall be considered on account of the analysis to be carried out by the ENRE at the time of conducting the Integral Tariff Revision.

Filings made by EDENOR S.A. and EDESUR S.A. with the NATIONAL REGULATORY AUTHORITY FOR THE DISTRIBUTION OF ELECTRICITY (ENRE) in relation to the evolution of the COST MONITORING MECHANISM (CMM) as provided by the Adjustment and Renegotiation Agreement of the Concession, a copy of which is duly entered on the records of this SECRETARY’S OFFICE, FILE-S01:0453939/2012 and FILE-S01:0453511/2012, both CONCESSIONAIRES have stated that higher cost recognition is necessary in order to maintain the level of the public service on a regular basis.

Section 25.2 of the Adjustment Agreement as ratified by Decree No 1957/2006 provides that the ENERGY SECRETARIAT and the NATIONAL REGULATORY AUTHORITY FOR THE DISTRIBUTION OF ELECTRICITY (ENRE), a decentralized entity under the control of the ENERGY SECRETARIAT of the MINISTRY OF FEDERAL PLANNING, PUBLIC INVESTMENT AND SERVICES, acting in their capacities as such, shall proceed to take any such actions and carry out any such proceedings as may be necessary in order to make the provisions of the Adjustment Agreement effective.

Section 24.2 of the Adjustment Agreement, as ratified by Decree No 1959/2006 provides that the ENERGY SECRETARIAT and the NATIONAL REGULATORY AUTHORITY FOR THE DISTRIBUTION OF ELECTRICITY (ENRE), a decentralized entity under the control of the ENERGY SECRETARIAT of the MINISTRY OF FEDERAL PLANNING, PUBLIC INVESTMENT AND SERVICES, acting in their capacities as such, shall proceed to take any such actions and carry out any such proceedings as may be necessary in order to make the provisions of the Adjustment Agreement effective.

Resolution No 552 dated May 28th, 2004 entered on the Records of the ENERGY SECRETARIAT of the MINISTRY OF FEDERAL PLANNING, PUBLIC INVESTMENT AND SERVICES, as amended, Resolution No 745 dated May 9th, 2005 and Resolution No 797 dated July 25th, 2008, both entered on said Records, implementation of the PROGRAM FOR THE RATIONAL USE OF ELECTRIC POWER (PUREE) was duly ruled for the public service of distribution of energy at a national level, as a part of the PROGRAM FOR THE RATIONAL USE OF ELECTRIC POWER (PUREE) established by Resolution No 415 dated April 28th, 2004 of the ENERGY SECRETARIAT, in an attempt to curb increases in energy demand considering that most of such energy is derived from non renewable natural resources.

As provided for by Section 12 of ANNEX I to Resolution No 745 dated May 9th, 2005 of the ENERGY SECRETARIAT, the ENERGY SECRETARIAT has to decide upon the application of the funds arising from the collection of additional charges and payment of compensations to consumers under said Program.

Resolution No 942 dated July 12th, 2006 issued by the ENERGY SECRETARIAT ordered to apply any such surplus balances to the Stabilization Fund of the WHOLESALE ELECTRICITY MARKET (MEM), after deducting any sums paid by distribution companies of electric power at a national level as QUARTERLY ADJUSTMENT COEFFICIENT (CAT) implemented by Section 1 of Law No 25,957, in order to calculate the total value of the NATIONAL FUND OF ELECTRICITY (FNEE).

Resolution No 1037 dated September 27th, 2007 issued by the ENERGY SECRETARIAT established that any such surplus funds shall be applied by EMPRESA DISTRIBUIDORA Y COMERCIALIZADORA NORTE SOCIEDAD ANÓNIMA (EDENOR S.A.) to the Stabilization Fund of the WHOLESALE ELECTRICITY MARKET (MEM), after deducting: a) any such sums to be paid by said Company as QUARTERLY ADJUSTMENT COEFFICIENT (CAT) established by Section 1º of Law No 25,957, in order to calculate the total value of the NATIONAL FUND OF ELECTRICITY (FNEE), and b) any such amounts on account of the COST MONITORING MECHANISM (CMM).
Resolution No 1838 dated November 27th, 2007 issued by the ENERGY SECRETARIAT provided that any such surplus funds shall be applied by EMPRESA DISTRIBUIDORA Y COMERCIALIZADORA SUR SOCIEDAD ANÓNIMA (EDESUR S.A.) to the Stabilization Fund of the WHOLESALE ELECTRICITY MARKET (MEM), after deducting: a) any such sums paid by said Company as QUARTERLY ADJUSTMENT COEFFICIENT (CAT) established by Section 1º of Law No 25,957, in order to calculate the total value of the NATIONAL FUND OF ELECTRICITY (FNEE), and b) any such amounts on account of the COST MONITORING MECHANISM (CMM).

The CONCESSIONAIRES, due to application of offsetting mechanisms established by the above mentioned Resolutions, have incurred indebtedness in favor of the Stabilization Fund of the WHOLESALE ELECTRICITY MARKET (MEM).

In addition, EDENOR S.A. and EDESUR S.A. incurred in indebtedness under loans granted in accordance with the provisions of Resolution No 146 dated October 23rd, 2002 issued by the ENERGY SECRETARIAT and in respect of the trades at the WHOLESALE ELECTRICITY MARKET (MEM).

In relation to the foregoing, both EDENOR S.A. and EDESUR S.A. have notified this ENERGY SECRETARIAT and COMPAÑÍA ADMINISTRADORA DEL MERCADO MAYORISTA ELÉCTRICO SOCIEDAD ANÓNIMA (CAMMESA), of their working capital needs and investment requirements in order to replace and extend such facilities applied to the rendering of the public service which is the subject of the concession.

By ENRE Letter No 108,015 dated May 2nd, 2013, the NATIONAL REGULATORY AUTHORITY FOR THE DISTRIBUTION OF ELECTRICITY (ENRE) notified this SECRETARIAT of the evolution of the CMM and of any such debts incurred by EDENOR S.A. and EDESUR S.A. due to any offsetting made in accordance with the provisions of resolutions No 1037 dated September 27th, 2007 and No 1838 dated November 27th, 2007, both issued by the ENERGY SECRETARIAT.

Resolution No 347 dated November 23rd, 2012 issued by the ENRE authorized EDENOR S.A. and EDESUR S.A., under the provisions of section 4.2 of the Adjustment and Renegotiation Agreements of the Concession, to apply a fixed charge to each of the different categories of customers, and determined that any funds collected in respect thereof shall be, after the creation of a trust, specifically used for the making of infrastructure works and reactive maintenance tasks of each Concessionaire.

Pursuant to the provisions of Sections 24.2 and 25.2 of the respective Adjustment and Renegotiation Agreements of the Concession, and due to the existence of credits in favor of the CONCESSIONAIRES, and also of debts incurred by them in favor of the WHOLESALE ELECTRICITY MARKET (MEM), the offsetting of credits and debts needs to be decided, and it is also necessary to authorize CAMMESA to issue SALE SETTLEMENTS WITH MATURITY DATES TO BE DETERMINED on the basis of the COST MONITORING MECHANISM.

The GENERAL BOARD OF LEGAL AFFAIRS, an agency of the UNDERSECRETARY OF LEGAL AFFAIRS of the MINISTRY OF FEDERAL PLANNING, PUBLIC INVESTMENT AND SERVICES has taken action in its capacity as such.

The authority to issue this resolution is given by the provisions of Section 12 of ANNEX I to Resolution No 552 dated May 28th, 2004 of the ENERGY SECRETARIAT, Section 37 of Law No 15,336 and Sections 2º, Subsection e) and 85 of Law No 24,065.

Therefore,

THE SECRETARY OF ENERGY
HEREBY RESOLVES:

SECTION 1 – The amounts to be applied under the COST MONITORING MECHANISM (CMM) adjustment in respect of EMPRESA DISTRIBUIDORA Y COMERCIALIZADORA NORTE SOCIEDAD ANÓNIMA (EDENOR S.A.) for the periods set forth in ANNEX I attached hereto and made an integral part hereof, are hereby approved.

SECTION 2 – The amounts to be applied under the COST MONITORING MECHANISM (CMM) adjustment in respect of EMPRESA DISTRIBUIDORA SUR SOCIEDAD ANÓNIMA (EDESUR S.A.) for the periods set forth in ANNEX I to this resolution are hereby approved.

SECTION 3 – The debt of EMPRESA DISTRIBUIDORA Y COMERCIALIZADORA NORTE SOCIEDAD ANÓNIMA (EDENOR S.A.) derived from the application of the Program for the Rational Use of Electric Power (PUREE) pursuant to Resolution No 1037, dated September 27, 2007, of the ENERGY SECRETARIAT, as amended and supplemented, for the periods and amounts set forth in ANNEX II attached hereto and made an integral part of this resolution, is hereby determined.

SECTION 4 – The debt of EDESUR S.A. derived from the application of the Program for the Rational Use of Electric Power (PUREE) pursuant to Resolution No 1838, dated November 27, 2007, of the ENERGY SECRETARIAT, as amended and supplemented, for the periods and amounts set forth in ANNEX II to this resolution, is hereby determined.

SECTION 5 – EDENOR S.A. is hereby authorized to set off, until February 2013, any debt established pursuant to SECTION 3 hereof, up to the amount of any claims established pursuant to SECTION 1 hereof, including any interest that may be applicable on both amounts, as provided from time to time by this Energy Secretariat.

SECTION 6 – EDESUR S.A. is hereby authorized to set off, until February 2013, any debt established pursuant to Section 4 hereof, up to the amount of any claims established pursuant to Section 2 hereof, including any interest that may be applicable on both amounts, as provided from time to time by this Energy Secretariat.

SECTION 7 - COMPAÑÍA ADMINISTRADORA DEL MERCADO MAYORISTA ELÉCTRICO SOCIEDAD ANÓNIMA (CAMMESA) is hereby instructed to issue SALE SETTLEMENTS WITH MATURITY DATES TO BE DETERMINED through the COST MONITORING MECHANISM, on behalf and for the account of the UNIFIED FUND under Section 3 of Resolution No 2022, dated December 22, 2005, of the ENERGY SECRETARIAT for the benefit of EDENOR S.A. and EDESUR S.A., in respect of any excess amounts over the sums established pursuant to sections 1 and 2 hereof, after any relevant set offs under sections 5 and 6, respectively, have been implemented.

SECTION 8 - COMPAÑÍA ADMINISTRADORA DEL MERCADO MAYORISTA ELÉCTRICO SOCIEDAD ANÓNIMA (CAMMESA) is hereby authorized to receive SALE SETTLEMENTS WITH MATURITY DATES TO BE DETERMINED through the COST MONITORING MECHANISM, in partial payment of any debt in respect of financial transactions on MERCADO MAYORISTA ELÉCTRICO (MEM) owed by EMPRESA DISTRIBUIDORA Y COMERCIALIZADORA NORTE SOCIEDAD ANÓNIMA (EDENOR S.A.) and EMPRESA DISTRIBUIDORA SUR SOCIEDAD ANÓNIMA (EDESUR S.A.) until the date of issuance of this resolution.

SECTION 9 - COMPAÑÍA ADMINISTRADORA DEL MERCADO MAYORISTA ELÉCTRICO SOCIEDAD ANÓNIMA (CAMMESA) is hereby authorized to receive, after the provisions of Section 8 hereof have been duly implemented, excess SALE SETTLEMENTS WITH MATURITY DATES TO BE DETERMINED through the COST MONITORING MECHANISM, in partial payment of any debt under loans granted pursuant to Resolution No 146 dated October 23, 2002, of the ENERGY SECRETARIAT to EMPRESA DISTRIBUIDORA SUR SOCIEDAD ANÓNIMA (EDESUR S.A.) and payable to COMPAÑÍA ADMINISTRADORA DEL MERCADO MAYORISTA ELÉCTRICO SOCIEDAD ANÓNIMA (CAMMESA), until the date of issuance of this resolution.

SECTION 10 – EDENOR S.A. and EDESUR S.A. are hereby instructed to assign any claims under excess SALE SETTLEMENTS WITH MATURITY DATES TO BE DETERMINED through the COST MONITORING MECHANISM, after the provisions of the preceding sections hereof have been duly implemented, to the trust created pursuant to Section 4 of Resolution No 347 dated November 23, 2012 of the NATIONAL REGULATORY AUTHORITY FOR THE DISTRIBUTION OF ELECTRICITY (ENRE).

SECTION 11 – It is hereby provided that the Energy Secretariat shall be able to extend, if this is deemed advisable and convenient, the application of the provisions contained herein, on a whole or a partial basis, on the basis of the information furnished thereto by ENRE and CAMMESA.

SECTION 12 – It is hereby provided that EDENOR S.A. and EDESUR S.A. shall be required to submit to the ENERGY SECRETARIAT and ENRE, within TEN (10) business days after publication in the Official Gazette, their abandonment of any administrative and/or judicial claims that may have been brought against the ARGENTINE GOVERNMENT, the ENERGY SECRETARIAT and/or ENRE in respect of compliance with Section 4.2 of the ADJUSTMENT AND RENEGOTIATION AGREEMENTS OF THE CONCESSION and enforcement of resolutions No 433 and No 434, both dated April 27, 2007, of the ENERGY SECRETARIAT, as amended and supplemented.

SECTION 13 – Any provisions not expressly substituted or suppressed by this resolution and which may be inconsistent with any of the concepts or criteria established hereunder shall be considered implicitly suspended or substituted, as applicable.

SECTION 14 – The UNDERSECRETARY OF ELECTRIC POWER is hereby given power to issue any communications that may be necessary for purposes of solving any issues in respect of the enforcement and interpretation of this resolution.

For purposes of any communications relating to the enforcement of this resolution, the Undersecretary of Electric Power shall be deemed to be acting on behalf of the Energy Secretariat.

SECTION 15 – Notice shall be given to COMPAÑÍA ADMINISTRADORA DEL MERCADO MAYORISTA ELÉCTRICO SOCIEDAD ANÓNIMA (CAMMESA), EMPRESA DISTRIBUIDORA Y COMERCIALIZADORA NORTE SOCIEDAD ANÓNIMA (EDENOR S.A.), EMPRESA DISTRIBUIDORA SUR SOCIEDAD ANÓNIMA (EDESUR S.A.) and the NATIONAL REGULATORY AUTHORITY FOR THE DISTRIBUTION OF ELECTRICITY (ENRE), it is so ordered.

SECTION 16 – It shall be notified, published, given to the National Authority of Official Records and filed, it is so ordered. DANIEL O. CAMERON, Eng., Secretary of Energy.

ANNEX I

ADJUSTMENT UNDER COST MONITORING MECHANISM (CMM) – SECTION 4.2 – ADJUSTMENT AND RENEGOTIATION AGREEMENTS OF THE CONCESSION RATIFIED BY ARGENTINE EXECUTIVE DECREE No 1957/2006 AND No 1959/2006

Periods and Years	Amounts in Millions of Pesos
	EDENOR S.A.	EDESUR S.A.
May to December 2007	65.25	64.25
Year 2008	128.13	131.28
Year 2009	171.23	179.27
Year 2010	338.41	343.06
Year 2011	575.3	539.41
Year 2012	850.58	789.7
January to February 2013	108.85	96.22

ANNEX II

PROGRAM FOR THE RATIONAL USE OF ELECTRIC POWER (PUREE)

EXCESS AMOUNTS ASSIGNED TO THE STABILIZATION FUND OF THE WHOLESALE ELECTRICITY MARKET

Periods and Years	Amounts in Millions of Pesos
	EDENOR S.A.	EDESUR S.A.
May to December 2007	39.6	33.83
Year 2008	97.89	85.76
Year 2009	200.67	212.42
Year 2010	303.29	248.81
Year 2011	343.89	281.62
Year 2012	424.24	359.64
January to February 2013	73.73	63.56